©2016 ContraFect Corporation June, 2016 First in Class Anti-Infectives for Life- Threatening, Drug Resistant Infections Exhibit 99.1

Forward Looking Statements This presentation contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “target”, “anticipate,” “estimate,” “intend,” “plan,” “proposed”, “potential” or similar references to future periods. Examples of forward-looking statements in this presentation include statements made regarding ContraFect Corporation’s (“ContraFect”) therapeutic product candidates, including their ability to treat life-threatening, drug resistant infections and potential as breakthrough alternatives to antibiotics, CF-301 properties and activity, in-vitro study results, CF-301 Phase 2 study plans, ContraFect’s ability to advance a new lysin to a clinical candidate in 2016, submit an IND for CF-404 by mid-2017 and provide CF-301 Phase 2 data, market opportunity of product candidates, timing of the commencement or completion of clinical trials, creating shareholder value, and patent protection. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on ContraFect’s current beliefs, expectations and assumptions regarding the future of its business, future plans, proposals, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond ContraFect’s control, including those detailed in ContraFect's filings with the Securities and Exchange Commission.  Actual results may differ from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the occurrence of any adverse events related to the discovery, development and commercialization of ContraFect’s product candidates such as unfavorable clinical trial results, the lack of regulatory approval, or the unsuccessful attainment of patent protection. Any forward-looking statement made by ContraFect in this presentation is based only on information currently available and speaks only as of the date on which it is made. No representation or warranty is made as to the completeness or accuracy of the information provided in this presentation. Except as required by applicable law, ContraFect expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Audiences are cautioned that forward-looking statements or similar information are not guarantees of future performance and, accordingly, are expressly cautioned not to put undue reliance on forward-looking statements or similar information due to the inherent uncertainty therein.

ContraFect Summary

First in Class Anti-Infectives for Life-Threatening, Drug Resistant Infections

Lysin Platform: A Novel Alternative to Conventional Antibiotics

- Bacteriophage-Derived Enzyme Biologics with Potent, Selective Antibacterial Activity
- Developed Internally and Collaboratively with The Rockefeller University
- Multiple Lysins Identified Targeting Gram Positive and Gram Negative Pathogens
- Lead Program - CF-301
  - First and Only Lysin to Enter Clinical Trials in the U.S.
  - Fast Track Status Granted to CF-301 by FDA for *Staph aureus* Bacteremia
  - *In vitro* and Animal Data Show Rapid Killing of Bacteria and Improved Survival
  - Phase 1 Completed – No Clinical Adverse Safety Signals Observed
  - Phase 2 Anticipated to Begin 4Q16

Antibody Platform: Universal Influenza Therapy for Human Seasonal Strains

- Lead Program - CF-404
  - Broad Spectrum Triple Antibody Cocktail for Serious Life-Threatening Influenza
  - Extends Treatment Window Compared to Small Molecules (e.g., Tamiflu)
  - IND Filing Anticipated Mid-2017

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The Threat of Antibiotic Resistance… “…the world is headed for a post-antibiotic era…” - Dr. Keiji Fukuda, WHO “…one of our most serious health threats.” - Dr. Tom Frieden, CDC “…back into the dark ages of medicine where treatable infections and injuries will kill once again.” - David Cameron, UK Prime Minister

Drug Resistance is a Global Crisis Today Significant Burden of Drug Resistant Infections Sharp Decline in Antibiotic Development New Antibiotic Drug Approvals Years

The Right Time to Invest in Anti-Infectives Predictive Efficacy *Legislation Pending Favorable Climate Regulatory Legislation GAIN Act QIDP – Fast Track, Priority Review, Exclusivity ADAPT/PATH Act* Limited population pathway Streamlined approval DISARM Act* Improved reimbursement Non-Dilutive Funding BARDA (US) IMI (EU) Acquisition Activity Merck (2014)Cubist ($9.5 B) Actavis (2014)Durata ($675 M) Cubist (2013)Trius ($700 M) Optimer ($550 M) Medicines Co. REMPEX ($474 M) (2013)

Lysin Enzyme Derived From Bacteriophage Cleaves Peptidoglycan Cell Wall of Bacteria Used by Bacteriophage to Release New Phage Particles After Replication, Killing the Host Bacteria Molecular Weight ~20-30KD Synthetic, Recombinant Manufacture Not a Bacteriophage! Lysin Technology

Unique Anti-Bacterial Action Protein Therapeutic – Enzyme, NOT Inhibitor Potent, Rapidly Cidal Pathogen Targeted, not Broad Spectrum Low propensity for Effects on Microbiome – e.g., C. Difficile Active Against Biofilms – Currently no Approved Agents to Treat Biofilms Strong Resistance Profile Active Against Strains Resistant to Conventional Antibiotics - No Cross Resistance Low Propensity for Resistance development Synergy with Conventional Antibiotics Complementary Mechanism of Action Synergistic Activity In vitro and In vivo Reduces Resistance to SOC When Used in Combination *SOC = Standard of Care Antibiotic Lysins: Breakthrough Alternative to Antibiotics

Lysins: Rapid Bactericidal Action

CF-301 Breakthrough Alternative to Antibiotics for Staph Aureus Infections

CF-301: Targeting Invasive *Staph aureus* Infections Including MRSA

Indication: CF-301 for the Treatment of Staph aureus Bloodstream Infections, Including Endocarditis, Used in Combination with Standard of Care Antibiotics

- 119,000 Hospitalizations*
- Average Length of Stay - 21 days
- Average Hospital Cost - $114,000
- 30,000 Deaths*


METHICILLIN-RESISTANT
STAPHYLOCOCCUS AUREUS
(MRSA)
80,461
SEVERE MRSA INFECTIONS PER YEAR
11,285
DEATHS FROM MRSA PER YEAR
STAPH BACTERIA ARE A LEADING CAUSE OF
HEALTHCARE-ASSOCIATED INFECTIONS
THREAT LEVEL
SERIOUS
This bacteria is a serious concern and requires prompt and sustained action to ensure the problem does not grow.

*Annual U.S. Statistics

Source: 2012 GlobalData Market Research Report; Editor BWJ Mahy; Vol 6. Antimicrobial Resistance: Beyond the Breakpoint; Editor J. Todd Weber (US CDC) Klevens JAMA. 2007;298(15):1763-1771; Issues in Infectious Diseases

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Bactericidal Cell Wall Hydrolase Produced Recombinantly 26 kDa Exclusive, World-Wide License for Therapeutic Use in Humans from The Rockefeller University Composition of Matter Patent Expires in 2032 Staph aureus Peptidoglycan CF-301 Is A Novel Anti-Staphylococcal Agent

Rapid, Potent & Targeted Killing Active against MRSA, VRSA, DRSA Strains Low propensity for Resistance Development Clears Biofilms Synergistic with Antibiotics CF-301 Is A Novel Anti-Staphylococcal Agent

Control CF-301 VAN DAP In vitro Timekill (1X MIC) LOD Rapid, Potent & Targeted Killing In vivo efficacy - Mouse Bacteremia Model: CF-301 Dose Response as Mono-therapy % survival BUFFER 0.025 mg/kg 0.5 mg/kg 2.5 mg/kg *LOD = Limit of Detection Source: Schuch et al JID 2014:209 Rapidly Cidal; Efficacious In vitro and In vivo CF-301 Is A Novel Anti-Staphylococcal Agent ************************************************ Time (Hours)

Gram Positive Gram Negative >512 Rapid, Potent & Targeted Killing CF-301 Is A Novel Anti-Staphylococcal Agent Source: Schuch et al JID 2014:209 Highly Targeted to Staph and Strep Pathogens No Effect on Gram Negative Pathogens (low C. difficile risk)

CF-301 Is A Novel Anti-Staphylococcal Agent

Active Against MRSA, VRSA, DRSA Strains

CF-301 Activity

Strain (n=147)	CF-301	Daptomycin	Vancomycin	Linezolid
MRSA (120)	+	+	+	+
DRSA (8)	+	-	+	+
VRSA (14)	+	+	-	+
LRSA (5)	+	+	+	-

- No Cross-Resistance to Other Antibiotics

Source: Schuch et al JID 2014:209

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In vitro Serial Passage Resistance Studies Very Difficult to Find Resistant Mutants in Serial Passage Combination Reduces Resistance Emergence to SOC Antibiotic Low Propensity for Resistance Development CF-301 Is A Novel Anti-Staphylococcal Agent Source: Schuch et al JID 2014:209

Biofilms: A Major Medical Problem Biofilms Complicate the Treatment of Invasive Staph Aureus Infections Including: Heart Valves, Catheters and Prosthetic Devices Composed of Bacterial Cells and Matrix Shields Bacteria From Immune System and Conventional Antibiotics Persister (Dormant) Bacteria Refractory to Conventional Antibiotics No Products Currently Indicated for the Treatment of Biofilms

MRSA-Infected Catheter with Biofilm Before Exposure to CF-301 15 min Exposure to CF-301 Clears Biofilms CF-301 Is A Novel Anti-Staphylococcal Agent Source: ICAAC Poster 2013

In vitro Timekill (< 1x MIC) In vivo Survival (mouse) (high inoculum model) Combination with SOC Provides Maximum Killing CF-301 Is A Novel Anti-Staphylococcal Agent Source: Schuch et al JID 2014:209 Synergistic with Antibiotics

Daptomycin Alone at Human Therapeutic Equivalent Dose Daily x 4 Days 3 log reduction in CFUs Single Dose of CF-301 Plus Daptomycin Daily Dose x 4 Days 6 log reduction in CFUs p≤0.001 vs. Dap alone 4/9 Rats Tested Culture-Negative Tissues with CF-301/DAP Combo Vegetations, Kidney, Spleen 9/9 DAP Monotherapy Culture-Positive Synergistic with SOC Antibiotics Rat Infectious Endocarditis Model (S. aureus Biofilm-Dependent Infection) Source: Oral Presentation at ICAAC, 2014

CF-301 Phase 1 Clinical Trial Study Design Evaluated Safety, Tolerability, and Pharmacokinetics (PK) of CF-301 Healthy Volunteers – Four Dosing Cohorts Placebo-controlled, Double-blind, Dose-escalating Study Single Dose Administered as a 2-hour IV Infusion

CF-301 Phase 1 Clinical Trial Results 20 Subjects Enrolled Across 4 Dosing Cohorts (0.04, 0.12, 0.25, 0.40 mg/kg) Well behaved pharmacokinetic (PK) profile Linear and Intra-subject Variability Was Low Well Tolerated No Serious AEs, No Study Stopping Rules Met, No CF-301-related Hypersensitivity AEs 5 Non-Serious AEs; All Mild and Resolved by End of Study 3 CF-301 - headache, contact dermatitis, allergic rhinitis 2 Placebo - viral upper respiratory tract infection, viral infection 9 of 13 Subjects Dosed with CF-301 Developed Anti-Drug Antibodies Waning or Absent by Day 180 Not Correlated With Markers of Allergic Immune Response Estimated Effective Exposures Attained at the 0.25mg/kg Dose

CF-301 Phase 2 Study Indication For the Treatment of Adults with Complicated Bacteremia, Including Endocarditis, Caused by MRSA or MSSA, Used in Combination with Conventional Antibacterial Therapy Design Superiority Comparison: CF-301 + Standard of Care (SOC) vs Placebo + SOC International, Multicenter, Randomized, Double-Blind, Placebo Controlled 115 Patients Randomized 3:2 to Receive a Single Dose of 0.25 mg/kg of CF-301 Administered via 2 hr IV Infusion or Placebo Endpoints Primary Endpoint: Early Clinical Response Safety, Tolerability, Pharmacokinetics (PK) Additional Exploratory Clinical and Health Economic Endpoints Projected Timing Initiate in 4Q16 Topline Result 2Q18 No Interim Analysis Planned

CF-404 Triple Antibody Cocktail for Serious Influenza Infection

Substantial Market Opportunity Targets Unchanging Regions of Hemagglutinin Combination Antibody Therapy Extends Time-to-Treat Window Targeting IND Submission in Mid-2017 CF-404 MAb Cocktail for Influenza

Flu Season US Flu-Related Hospitalizations High Unmet Medical Need: Up to 49,000 Deaths/Yr* Thousands * Most Recent Data ‘06/’07 Flu Season Source: CDC Estimates Substantial Market Opportunity CF-404 MAb Cocktail for Influenza

H1 - 1918 H1 - 2009 Indicates Point of Mutation Indicates Conserved Target Region Targets Unchanging Regions of Hemagglutinin CF-404 MAb Cocktail for Influenza

% Survival Time to Initiate Therapy Tamiflu (Twice Daily x 5) CF-404 (Single Dose) Mice with H1N1 Influenza (Survival at 14 Days) Source: ContraFect Unpublished Data CF-404 MAb Cocktail for Influenza Extends Time to Treat Window

Team Track Record of Creating Shareholder Value

Executive Management

Steven C. Gilman, Ph.D. – Chairman and CEO
Former EVP, R&D and CSO, Cubist Pharmaceuticals

Natalie Bogdanos – General Counsel & Corporate Secretary
Assoc General Counsel Memorial Sloan-Kettering;
General Counsel Enzo Biochem

Cara Cassino, MD FCCP – CMO & SVP, Development
Sr VP Global Clinical Development at Forest; VP Pfizer;
Boehringer-Ingelheim Pharmaceuticals

Michael Messinger – VP, Finance
Director of Finance at Lexicon Pharmaceuticals

Josh Muntner – SVP of Business Development
Managing Director, Janney Montgomery Scott

Michael Wittekind, Ph.D. – CSO & SVP, Research
Exec. Dir., Research Amgen, Assoc. Dir. at Bristol-Myers Squibb

Board of Directors

Steven C. Gilman, Ph.D.– Chairman and CEO

Sol Barer, Ph.D. – Lead Independent Director
Former Chairman and CEO of Celgene

Roger Pomerantz, M.D. – Vice Chairman
President, CEO and Chairman Seres Therapeutics; Former Global Head of Infectious Disease, Merck; J&J

Isaac Blech
Founder of Leading Biotech Companies: Celgene and ICOS

David Low
Investment Banker, Lazard, JP Morgan & Lehman Brothers

Michael Otto, Ph.D.
Former Chief Scientific Officer, Pharmasset

Cary Sucoff
President, Equity Source Partners LLC

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Summary Financial Data IPO July 29, 2014: $41.3 M PIPE Financing June 12, 2015: $20 M Oracle/Broadfin/Birchview/Cormorant Cash and Investments at March 31, 2016: $26.3 M Shares Outstanding: 27.5 M

Upcoming Milestones and Events Phase 1 Trial Details 2Q16 Advance New Lysin to Clinical Candidate 2Q16 Initiate Phase 2 Clinical Trial for CF-301 4Q16 IND Submission for CF-404 Mid-2017 Phase 2 Topline Data Readout for CF-301 2Q18

Investment Highlights Novel Anti-Infective Technologies that Address Drug-Resistance Lysins: Potential Breakthrough Alternatives to Antibiotics CF-301: for Staph aureus Infections Including MRSA First and Only Lysin to Enter Clinical Trials in the U.S. Granted Fast Track Status by FDA Phase 1 completed; Phase 2 start 4Q16 Antibodies: CF-404 for Influenza Deep Patent Portfolio Strong Management Team and Experienced Board

ContraFect Corporation NASDAQ: CFRX